Exhibit 99.2

Elgin Riverboat Resort—Riverboat Casino

Financial Statements as of December 31, 2017 and 2016 and for the Three Years in the Period Ended December 31, 2017, and Independent Auditors’ Report

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1–2

FINANCIAL STATEMENTS:

Balance Sheets as of December 31, 2017 and 2016	3

Statements of Income for the three years in the period ended December 31, 2017	4

Statements of Partners’ Equity for the three years in the period ended December 31, 2017	5

Statements of Cash Flows for the three years in the period ended December 31, 2017	6

Notes to Financial Statements	7–12

Deloitte & Touche LLP 111 Monument Circle Suite 4200 Indianapolis, IN 46204-5105 USA Tel: +1 317 464 8600 Fax: +1 317 464 8500 www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

To the Partners of the

Elgin Riverboat Resort—Riverboat Casino

Elgin, Illinois

We have audited the accompanying financial statements of Elgin Riverboat Resort—Riverboat Casino (the “Joint Venture”), which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of income, partners’ equity, and cash flows for the three years in the period ended December 31, 2017, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Joint Venture’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Joint Venture’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elgin Riverboat Resort—Riverboat Casino as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the three years in the period ended December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana

February 13, 2018

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

BALANCE SHEETS

AS OF DECEMBER 31, 2017 AND 2016

	2017	2016

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$27,963,886	$27,817,301
Accounts receivable—net of allowance for doubtful accounts of $15,000 and $10,000, respectively	17,300	11,500
Inventories	258,541	249,587
Prepaid expenses	876,361	890,259

Total current assets	29,116,088	28,968,647

PROPERTY AND EQUIPMENT—Net	37,824,681	37,783,528

OTHER ASSETS	1,106,901	815,471

TOTAL	$68,047,670	$67,567,646

LIABILITIES AND PARTNERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,485,540	$2,547,861
Accrued liabilities	15,979,827	16,238,566
Due to affiliates	126,293	125,710

Total current liabilities	17,591,660	18,912,137

OTHER LIABILITIES	1,013,920	727,491

Total liabilities	18,605,580	19,639,628

COMMITMENTS AND CONTINGENCIES (Note 5 and 6)

PARTNERS’ EQUITY	49,442,090	47,928,018

TOTAL	$68,047,670	$67,567,646

See notes to financial statements.

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

	2017	2016	2015

REVENUES:
Casino	$156,971,760	$153,286,887	$161,788,497
Food and beverage	12,522,053	12,761,669	13,349,104
Admissions and other	6,391,097	6,231,450	7,375,416

Total revenues	175,884,910	172,280,006	182,513,017

Less casino promotional allowances	(11,775,461)	(11,777,098)	(12,695,760)

Revenues—net	164,109,449	160,502,908	169,817,257

OPERATING EXPENSES:
Casino	89,614,688	86,930,730	91,617,079
Food and beverage	4,499,429	4,400,335	4,532,953
General and administrative	11,436,103	10,205,071	10,715,562
Charitable donations	7,449,357	7,186,157	8,596,141
Depreciation and amortization	7,103,894	6,647,814	7,041,841
Preferred distribution	1,684,312	1,636,342	1,715,020
Other operating expenses	14,709,480	13,466,621	15,124,859

Total operating expenses	136,497,263	130,473,070	139,343,455

OPERATING INCOME	27,612,186	30,029,838	30,473,802

OTHER INCOME—Net	1,886	639,168	1,644

NET INCOME	$27,614,072	$30,669,006	$30,475,446

See notes to financial statements.

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

STATEMENTS OF PARTNERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

	Nevada Landing Partnership	RBG, L.P.	Total

BALANCE—January 1, 2015	$24,491,783	$24,491,783	$48,983,566

Net income	15,237,723	15,237,723	30,475,446

Distributions to partners	(16,850,000)	(16,850,000)	(33,700,000)

BALANCE—December 31, 2015	$22,879,506	$22,879,506	$45,759,012

Net income	15,334,503	15,334,503	30,669,006

Distributions to partners	(14,250,000)	(14,250,000)	(28,500,000)

BALANCE—December 31, 2016	23,964,009	23,964,009	47,928,018

Net income	13,807,036	13,807,036	27,614,072

Distributions to partners	(13,050,000)	(13,050,000)	(26,100,000)

BALANCE—December 31, 2017	$24,721,045	$24,721,045	$49,442,090

See notes to financial statements.

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

	2017	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$27,614,072	$30,669,006	$30,475,446
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,103,894	6,647,814	7,041,841
Loss on disposal of assets	—	(909)	(386)
Changes in assets and liabilities:
Accounts receivable	(5,800)	(21,414)	103,141
Inventories	(8,954)	88,745	13,673
Prepaid expenses	13,898	(80,408)	(117,657)
Other assets	(291,430)	(206,050)	(77,245)
Accounts payable	(87,498)	(418,442)	112,791
Accrued liabilities	(258,739)	(1,369,635)	823,539
Due to affiliates	583	(22,370)	8,142
Other liabilities	286,429	231,050	87,162

Net cash provided by operating activities	34,366,455	35,517,387	38,470,447

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures	(7,876,738)	(8,271,614)	(4,912,148)
Construction in progress	(243,132)	49,390	30,716

Net cash used in investing activities	(8,119,870)	(8,222,224)	(4,881,432)

CASH FLOWS USED IN FINANCING ACTIVITY—Distributions to partners	(26,100,000)	(28,500,000)	(33,700,000)

Net cash used in financing activities	(26,100,000)	(28,500,000)	(33,700,000)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	146,585	(1,204,837)	(110,985)

CASH AND CASH EQUIVALENTS:
Beginning of year	27,817,301	29,022,138	29,133,123

End of year	$27,963,886	$27,817,301	$29,022,138

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—Capital expenditures incurred but not yet paid	$615,640	$1,590,463	$127,452

See notes to financial statements.

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

NOTES TO FINANCIAL STATEMENTS

1.	BUSINESS

Elgin Riverboat Resort—Riverboat Casino (the “Joint Venture”), doing business as the Grand Victoria Casino, was formed in December 1992, as a partnership under the Joint Venture Agreement between RBG, L.P. (“Managing Partner”) and Nevada Landing Partnership, in which each owns a 50% interest.

The Joint Venture is licensed by the Illinois Gaming Board (“IGB”) to own and operate a riverboat casino on the Fox River in Elgin, Illinois. The original license was issued on October 6, 1994. On October 7, 2016, the IGB approved the renewal of the license for another term of four years.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents—Cash and cash equivalents include investments and interest-bearing instruments with an original maturity of three months or less. Such investments are recorded at the lower of cost or market value. The Joint Venture maintains cash balances at a financial institution in excess of federally insured limits. Included in cash and cash equivalents is $300,000 of restricted cash related to the certificate of deposit used as collateral (refer to Note 9).

Inventories—Inventories, consisting of food, beverage and gift shop items, are stated at the lower of cost or market value. Cost is determined by the first-in, first-out method.

Property and Equipment—Property and equipment are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Buildings	39 years
Riverboat	20 years
Leasehold improvements	15 years
Furniture, fixtures and equipment, and gaming equipment	2–5 years

Long-Lived Assets—The Joint Venture reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. If undiscounted expected future cash flows are less than the carrying value, an impairment loss would be recognized equal to an amount by which the carrying value exceeds the fair value of the asset. The factors considered by the Joint Venture in performing this assessment include current operating results, trends and prospects, as well as the effect of obsolescence, demand, competition and other economic factors. No impairment of long-lived assets was recognized by the Joint Venture during 2017, 2016, or 2015.

Reserve for Players’ Club—The Joint Venture’s players’ club allows customers to earn “points” based on the volume of slot play. Points are redeemable for cash back incentives.

The Joint Venture has accrued a liability for all points earned but not yet redeemed by active slot club members. This average cost has been determined to be 33.51% of the retail value.

Revenue Recognition—Casino revenues are recorded as the net win from gaming activities, which is the difference between gaming wins and losses, with liabilities recognized for funds deposited by customers before gaming play occurs and for chips in the customers’ possession. Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. The Joint Venture accrues the incremental amount of progressive jackpots as the progressive machine is played and the progressive jackpot amount increases, with a corresponding reduction of casino revenue. Food, beverage, admissions and other revenues are recorded as services are rendered.

Promotional Allowances—The retail value of food, beverage, admissions and other complimentary items furnished to customers without charge is included in gross revenue and then deducted as promotional allowances. The estimated costs of providing such promotional allowances have been included in casino expenses for the years ended December 31, 2017, 2016, and 2015, and are as follows:

	2017	2016	2015

Food and beverage	$7,989,205	$7,741,972	8,080,458
Admissions and other	4,255,556	4,210,739	4,792,750

	$12,244,761	$11,952,711	$12,873,208

Advertising Expenses— Advertising expenses are expensed as incurred and included in other operating expenses. Advertising expense for the years ended December 31, 2017, 2016, and 2015 was $7,183,307, $6,335,420, and $7,107,142, respectively.

Income Taxes—The Joint Venture is taxed as a partnership for federal and state income tax purposes. The financial statements do not include a provision for income taxes, since any income or losses allocated to the Members are reportable for income tax purposes by each Member. The Joint Venture’s income tax returns and the amount of allocable income are subject to examination by federal and state taxing authorities. If an examination results in a change to the Joint Venture’s income, the Members’ taxes may also change.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Gaming and Admission Taxes—The gaming tax payable to the State of Illinois is based on annual graduated rates ranging from 15% to 50% of adjusted gross receipts (as defined). In addition to the gaming tax, an admission tax of $3 per person entering the casino is assessed on the Joint Venture. Taxes are payable throughout the year in accordance with the schedule below:

Adjusted Gross Receipts		Tax Rate
$—	$25,000,000	15.0%
25,000,001	50,000,000	22.5
50,000,001	75,000,000	27.5
75,000,001	100,000,000	32.5
100,000,001	150,000,000	37.5
150,000,001	200,000,000	45.0
200,000,001	And above	50.0

Gaming and admission taxes were approximately $55.47 million, $53.18 million, and $56.88 million for the years ended December 31, 2017, 2016, and 2015, respectively, and are included in casino expenses in the accompanying statements of income.

3.	PROPERTY AND EQUIPMENT

A summary of property and equipment as of December 31, 2017 and 2016 is as follows:

	2017	2016

Buildings	$46,911,579	$45,771,410
Riverboat	52,699,655	52,699,655
Leasehold improvements	5,020,886	5,020,886
Furniture, fixtures and equipment, gaming equipment, and automotve	64,525,064	60,753,063
Construction in progress	243,132	—

Total property and equipment	169,400,316	164,245,014

Less accumulated depreciation and amortization	(131,575,635)	(126,461,486)

Property and equipment - net	$37,824,681	$37,783,528

4.	ACCRUED LIABILITIES

A summary of accrued liabilities at December 31, 2017 and 2016 is as follows:

	2017	2016

Accrued commitment to Grand Victoria Foundation and County of Kane	$7,375,091	$7,144,360
Accrued payroll, vacation, benefits and related taxes	3,359,094	3,491,674
Reserve for progressive jackpots	1,579,416	1,456,860
Accrued taxes	823,076	1,070,559
Reserve for slot club redemptions	885,164	1,003,395
Unredeemed chip/token liability	676,504	737,841
Accrued ground lease	250,000	250,000
Other	1,031,482	1,083,877

Total accrued liabilities	$15,979,827	$16,238,566

5.	LEASES

In accordance with the Ground Lease and Development Agreement, as amended, (the “Agreement”), the Joint Venture leased land for a term of 10 years, commencing with the initial issuance of the IGB license. The initial lease term expired in October 2004 and the third successive five-year term was renewed on October 31, 2014 until October 31, 2019. Effective January 1, 2015 the terms “Basic Rent” and “Percentage Rent” used throughout the Lease Agreement shall mean and be construed as the lesser of the Basic Rent or the Percentage Rent. Therefore, the annual lease payment is equal to the lesser of (i) $1,000,000 or (ii) 3% of the Joint Venture’s annual net operating income, as defined in the Agreement.

The Joint Venture leases certain electronic gaming devices from various approved manufacturers. The leases range from $15 to $100 per day and allow for either party to terminate the lease within 60 days of execution.

Rent expense for all operating leases for the years ended December 31, 2017, 2016, and 2015 was $3,203,675, $3,261,861, and $3,274,092, respectively.

6.	COMMITMENTS AND CONTINGENCIES

The Joint Venture has agreed to contribute to both the County of Kane and the Grand Victoria Foundation, a foundation established for the benefit of educational, environmental and economic development programs in the region. The total commitment is equal to 20% of adjusted net operating income, as defined. This commitment must be paid within 120 days of the end of the fiscal year for which it has been calculated. Combined donation expense for the County of Kane and the Grand Victoria Foundation for the years ended December 31, 2017, 2016, and 2015 was $7,375,091, $7,144,360, and $8,547,078, respectively.

7.	RELATED-PARTY TRANSACTIONS

The Joint Venture employs the legal services of a firm that is affiliated with a member of the Joint Venture’s Executive Committee.

The Joint Venture is reimbursed for certain allocated employment expenses for a key Joint Venture employee that provides oversight and management to an affiliated entity of the Managing Partner.

Under Amendment No. 1 to the Amended and Restated Joint Venture Agreement dated April 25, 2005, the Managing Partner is allowed to receive one percent (1%) of adjusted gross receipts, as defined by the Illinois Riverboat Gambling Act, as a preferred distribution. The preferred distribution for the years ended December 31, 2017, 2016, and 2015 was $1,684,312, $1,636,342, and $1,715,020, respectively.

8.	RETIREMENT PLANS

The Joint Venture maintains a defined contribution plan under section 401(k) of the Internal Revenue Code for all employees with certain eligibility requirement as outlined in the plan document. The plan allows employees to defer a portion of their income on a pretax basis. The Joint Venture matches a portion of employee contributions in accordance with a safe harbor provision adopted in January 2007. Matching contribution expenses for the years ended December 31, 2017, 2016, and 2015 were $880,758, $903,698, and $885,127, respectively.

On January 1, 2010, the Joint Venture started a nonqualified deferred retirement plan for certain key employees. The plan allows these employees to defer a portion of their salary and/or bonus on a pre-tax basis. The Joint Venture voluntarily matches a portion of employee contributions up to a maximum amount on a three-year cliff vesting schedule. Matching contribution expenses for the years ended December 31, 2017, 2016, and 2015 were $0, $56,000, and $59,900, respectively. Subsequently, on January 1, 2016, the Joint Venture started a new deferred retirement plan for certain key employees. Under the new plan the Joint Venture voluntarily matches a portion of employee contributions up to a maximum amount on each pay period. The matching contribution expense for the year ended December 31, 2017 was $64,976.

9.	LETTER OF CREDIT

The Joint Venture has an irrevocable and unconditional letter of credit of $300,000, bearing no interest, for the benefit of Zurich American Insurance Company and American Zurich Insurance Company (collectively, “Zurich”). The letter of credit is being maintained as security for the reimbursement of deductibles or retention payments made on the Joint Venture’s behalf by Zurich. The letter of credit renews annually on September 30, and is extended for one year, unless prior written notice is provided to Zurich. The letter of credit is secured with a certificate of deposit equal to the amount of the letter of credit.

10.	RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. This ASU clarifies the principles for recognizing revenue and to develop a common revenue standard for US GAAP and IFRS. The amendments in this guidance state that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This new guidance requires improved disclosures to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. In August 2015, FASB issued new guidance to defer the effective date of the pronouncement to annual reporting periods beginning after December 15, 2018. An entity should apply the amendments in this update retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying this update recognized at the date of initial application. The Joint Venture is currently evaluating the standard to understand the overall impact it will have on the financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which amends the FASB Accounting Standards Codification. The objective of the update is to improve financial reporting by increasing transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. It is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the amendments is permitted for all entities. The Joint Venture is currently evaluating the impact that this amended guidance will have on its financial statements and related disclosures.

11.	SUBSEQUENT EVENTS

No events have occurred after December 31, 2017, but before February 13, 2018, the date the financial statements were available to be issued that require consideration as adjustments to or disclosures in the financial statements.

* * * * * *

Elgin Riverboat Resort—Riverboat Casino

Unaudited Condensed Financial Statements as of June 30, 2018 and December 31, 2017 and for the six-months ended June 30, 2018 and June 30, 2017

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

TABLE OF CONTENTS

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UNAUDITED CONDENSED FINANCIAL STATEMENTS AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR THE SIX-MONTHS ENDED JUNE 30, 2018 AND 2017:

Balance Sheets	3

Statements of Income	4

Statements of Cash Flows	5

Notes to Unaudited Condensed Financial Statements	6–11

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

UNAUDITED CONDENSED BALANCE SHEETS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017

	June 30, 2018	December 31, 2017

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$28,261,016	$27,963,886
Accounts receivable—net of allowance for doubtful accounts of $23,566 and $15,000, respectively	124,507	17,300
Inventories	393,419	258,541
Prepaid expenses	1,157,219	876,361

Total current assets	29,936,161	29,116,088

PROPERTY AND EQUIPMENT—Net	35,226,964	37,824,681

OTHER ASSETS	960,885	1,106,901

TOTAL	$66,124,010	$68,047,670

LIABILITIES AND PARTNERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$914,482	$1,485,540
Accrued liabilities	19,280,933	15,979,827
Due to affiliates	130,158	126,293

Total current liabilities	20,325,573	17,591,660

OTHER LIABILITIES	867,905	1,013,920

Total liabilities	21,193,478	18,605,580

COMMITMENTS AND CONTINGENCIES (Notes 5 and 6)

PARTNERS’ EQUITY	44,930,532	49,442,090

TOTAL	$66,124,010	$68,047,670

See notes to unaudited condensed financial statements.

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

UNAUDITED CONDENSED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

	June 30, 2018	June 30, 2017

REVENUES:
Casino	$76,892,541	$80,455,807
Food and beverage	5,985,267	6,231,929
Admissions and other	2,665,900	2,877,425

Total revenues	85,543,708	89,565,161

Less casino promotional allowances	(5,296,233)	(5,811,126)

Revenues—net	80,247,475	83,754,035

OPERATING EXPENSES:
Casino	41,971,574	45,549,816
Food and beverage	2,393,496	2,221,234
General and administrative	6,266,419	5,534,473
Charitable donations	4,596,876	4,668,843
Depreciation and amortization	3,692,946	3,550,677
Preferred distribution	807,569	863,799
Other operating expenses	5,733,195	6,649,421

Total operating expenses	65,462,075	69,038,263

OPERATING INCOME	14,785,400	14,715,772

OTHER INCOME—net	3,042	1,886

NET INCOME	$14,788,442	$14,717,658

See notes to unaudited condensed financial statements.

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

	June 30, 2018	June 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,788,442	$14,717,658
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,692,946	3,550,677
Changes in assets and liabilities:
Accounts receivable	(107,207)	(15,346)
Inventories	(134,878)	17,432
Prepaid expenses	(280,858)	(382,215)
Other assets	146,016	(135,016)
Accounts payable	(218,710)	(1,364,503)
Accrued liabilities	3,301,106	2,007,385
Due to affiliates	3,865	17,715
Other liabilities	(146,015)	130,016

Net cash provided by operating activities	21,044,707	18,543,803

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures	(1,427,417)	(852,824)
Construction in progress	(20,160)	(1,333,883)

Net cash used in investing activities	(1,447,577)	(2,186,707)

CASH FLOWS USED IN FINANCING ACTIVITY—Distributions to partners	(19,300,000)	(14,200,000)

Net cash used in financing activities	(19,300,000)	(14,200,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS	297,130	2,157,096

CASH AND CASH EQUIVALENTS:
Beginning of period	27,963,886	27,817,301

End of period	$28,261,016	$29,974,397

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—Capital expenditures incurred but not yet paid	$263,292	$1,333,883

See notes to unaudited condensed financial statements.

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR SIX-MONTHS ENDED JUNE 30, 2018 AND 2017

1.	BUSINESS

Elgin Riverboat Resort—Riverboat Casino (the “Joint Venture”), doing business as the Grand Victoria Casino, was formed in December 1992, as a partnership under the Joint Venture Agreement between RBG, L.P. (“Managing Partner”) and Nevada Landing Partnership, in which each owns a 50% interest.

The Joint Venture is licensed by the Illinois Gaming Board (“IGB”) to own and operate a riverboat casino on the Fox River in Elgin, Illinois. The original license was issued on October 6, 1994. On October 7, 2016, the IGB approved the renewal of the license for another term of four years.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The condensed financial statements are unaudited, but in our opinion include all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the interim period. The interim financial results are not necessarily indicative of results that may be expected for any other interim period or the fiscal year.

Cash and Cash Equivalents—Cash and cash equivalents include investments and interest-bearing instruments with an original maturity of three months or less. Such investments are recorded at the lower of cost or market value. The Joint Venture maintains cash balances at a financial institution in excess of federally insured limits. Included in cash and cash equivalents as of June 30, 2018 and December 31, 2017 is $300,000 of restricted cash related to the certificate of deposit used as collateral (refer to Note 9).

Inventories—Inventories, consisting of food, beverage and gift shop items, are stated at the lower of cost or market value. Cost is determined by the first-in, first-out method.

Property and Equipment—Property and equipment are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Buildings	39 years
Riverboat	20 years
Leasehold improvements	15 years
Furniture, fixtures and equipment, and gaming equipment	2–5 years

Long-Lived Assets—The Joint Venture reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. If undiscounted expected future cash flows are less than the carrying value, an impairment loss would be recognized equal to an amount by which the carrying value exceeds the fair value of the asset. The factors considered by the Joint Venture in performing this assessment include current operating results, trends and prospects, as well as the effect of obsolescence, demand, competition and other economic factors. No impairment of long-lived assets was recognized by the Joint Venture for the six-months ended June 30, 2018 or 2017.

Reserve for Players’ Club—The Joint Venture’s players’ club allows customers to earn “points” based on the volume of slot play. Points are redeemable for cash back incentives. The Joint Venture has accrued a liability for all points earned but not yet redeemed by active slot club members.

Revenue Recognition—Casino revenues are recorded as the net win from gaming activities, which is the difference between gaming wins and losses, with liabilities recognized for funds deposited by customers before gaming play occurs and for chips in the customers’ possession. Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. The Joint Venture accrues the incremental amount of progressive jackpots as the progressive machine is played and the progressive jackpot amount increases, with a corresponding reduction of casino revenue. Food, beverage, admissions and other revenues are recorded as services are rendered.

Promotional Allowances—The retail value of food, beverage, admissions and other complimentary items furnished to customers without charge is included in gross revenue and then deducted as promotional allowances. The estimated costs of providing such promotional allowances have been included in casino expenses, and are as follows for the six-months ended June 30:

	2018	2017

Food and beverage	$3,619,653	$3,881,652
Admissions and other	1,821,765	2,026,224

	$5,441,418	$5,907,876

Advertising Expenses—Advertising expenses are expensed as incurred and included in general and administrative. Advertising expenses for the six-months ended June 30, 2018 and 2017 were $2,322,970 and $3,500,180, respectively.

Income Taxes—The Joint Venture is taxed as a partnership for federal and state income tax purposes. The unaudited condensed financial statements do not include a provision for income taxes, since any income or losses allocated to the Members are reportable for income tax purposes by each Member. The Joint Venture’s income tax returns and the amount of allocable income are subject to examination by federal and state taxing authorities. If an examination results in a change to the Joint Venture’s income, the Members’ taxes may also change.

Use of Estimates—The preparation of unaudited condensed financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Gaming and Admission Taxes—The gaming tax payable to the State of Illinois is based on annual graduated rates ranging from 15% to 50% of adjusted gross receipts (as defined). In addition to the gaming tax, an admission tax of $3 per person entering the casino is assessed on the Joint Venture. Taxes are payable throughout the year in accordance with the schedule below:

Adjusted Gross Receipts		Tax Rate
$—	$25,000,000	15.0%
25,000,001	50,000,000	22.5
50,000,001	75,000,000	27.5
75,000,001	100,000,000	32.5
100,000,001	150,000,000	37.5
150,000,001	200,000,000	45.0
200,000,001	And above	50.0

In the state of Illinois, gaming taxes are based on graduated rates. The Joint Venture records gaming tax expense at the Joint Venture’s estimated effective gaming tax rate on an annual basis, considering estimated taxable gaming revenue and the applicable rates. Such estimates are adjusted each interim period.

Gaming and admission taxes were approximately $26.01 million and $28.63 million for the six-months ended June 30, 2018 and 2017, respectively, and are included in casino expenses in the accompanying unaudited condensed statements of income.

3.	PROPERTY AND EQUIPMENT

A summary of property and equipment as of June 30, 2018 and December 31, 2017 is as follows:

	June 30, 2018	December 31, 2017

Buildings	$46,911,579	$46,911,579
Riverboat	52,699,655	52,699,655
Leasehold improvements	5,020,886	5,020,886
Furniture, fixtures and equipment, gaming equipment, and automotive	65,600,133	64,525,064
Construction in progress	263,292	243,132

Total property and equipment	170,495,545	169,400,316

Less accumulated depreciation and amortization	(135,268,581)	(131,575,635)

Property and equipment—net	$35,226,964	$37,824,681

4.	ACCRUED LIABILITIES

A summary of accrued liabilities as of June 30, 2018 and December 31, 2017 is as follows:

	June 30, 2018	December 31, 2017

Deferred gaming taxes	$6,061,901	$—
Accrued commitment to Grand Victoria Foundation and County of Kane	4,553,320	7,375,091
Accrued payroll, vacation, benefits and related taxes	3,061,043	3,359,094
Reserve for progressive jackpots	1,632,383	1,579,416
Reserve for slot club redemptions	814,093	885,164
Unredeemed chip/token liability	663,047	676,504
Accrued taxes	853,445	823,076
Accrued ground lease	250,000	250,000
Other	1,391,701	1,031,482

Total accrued liabilities	$19,280,933	$15,979,827

5.	LEASES

In accordance with the Ground Lease and Development Agreement, as amended, (the “Agreement”), the Joint Venture leased land for a term of 10 years, commencing with the initial issuance of the IGB license. The initial lease term expired in October 2004 and the third successive five-year term was renewed on October 31, 2014 until October 31, 2019. Effective January 1, 2015 the terms “Basic Rent” and “Percentage Rent” used throughout the Agreement shall mean and be construed as the lesser of the Basic Rent or the Percentage Rent. Therefore, the annual lease payment is equal to the lesser of (i) $1,000,000, as increased by the CPI index adjustment, or (ii) 3% of the Joint Venture’s annual net operating income, as defined in the Agreement.

The Joint Venture leases certain electronic gaming devices from various approved manufacturers. The leases range from $15 to $100 per day and allow for either party to terminate the lease within 60 days of execution.

Rent expense for all operating leases for the six-months ended June 30, 2018 and 2017, was $1,506,934 and $1,591,543, respectively.

6.	COMMITMENTS AND CONTINGENCIES

The Joint Venture has agreed to contribute to both the County of Kane and the Grand Victoria Foundation, a foundation established for the benefit of educational, environmental and economic development programs in the region. The total commitment is equal to 20% of adjusted net operating income, as defined in the agreements. This commitment must be paid within 120 days of the end of the fiscal year for which it has been calculated. Combined donation expense for the County of Kane and the Grand Victoria Foundation for the six-months ended June 30, 2018 and 2017, was $4,553,320 and $4,633,972, respectively.

7.	RELATED-PARTY TRANSACTIONS

The Joint Venture employs the legal services of a firm that is affiliated with a member of the Joint Venture’s Executive Committee. Related party legal expense for the six-months ended June 30, 2018 and 2017 was $662,508 and 148,762, respectively. These expenses are included in general and administrative expense.

The Joint Venture is reimbursed for certain allocated employment expenses for a key Joint Venture employee that provides oversight and management to an affiliated entity of the Managing Partner.

Under Amendment No. 1 to the Amended and Restated Joint Venture Agreement dated April 25, 2005, the Managing Partner is allowed to receive one percent (1%) of adjusted gross receipts, as defined by the Illinois Riverboat Gambling Act, as a preferred distribution. The preferred distribution for the six-months ended June 30, 2018 and 2017 was $807,569 and $863,799, respectively.

8.	RETIREMENT PLANS

The Joint Venture maintains a defined contribution plan under section 401(k) of the Internal Revenue Code for all employees with certain eligibility requirement as outlined in the plan document. The plan allows employees to defer a portion of their income on a pretax basis. The Joint Venture matches a portion of employee contributions in accordance with a safe harbor provision adopted in January 2007. Matching contribution expenses for the six-months ended June 30, 2018 and 2017, were $446,655 and $443,274, respectively.

On January 1, 2016, the Joint Venture started a new deferred retirement plan for certain key employees. Under the new plan the Joint Venture voluntarily matches a portion of employee contribution up to a maximum amount on each pay period. The matching contribution expenses for the six-months ended June 30, 2018 and 2017 were $37,440 and $39,280, respectively.

9.	LETTER OF CREDIT

The Joint Venture has an irrevocable and unconditional letter of credit of $300,000, bearing no interest, for the benefit of Zurich American Insurance Company and American Zurich Insurance Company (collectively, “Zurich”). The letter of credit is being maintained as security for the reimbursement of deductibles or retention payments made on the Joint Venture’s behalf by Zurich. The letter of credit renews annually on September 30, and is extended for one year, unless prior written notice is provided to Zurich. The letter of credit is secured with the certificate of deposit held with Zurich.

10.	RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. This ASU clarifies the principles for recognizing revenue and to develop a common revenue standard for US GAAP and IFRS. The amendments in this guidance state that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This new guidance requires improved disclosures to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. In August 2015, FASB issued new guidance to defer the effective date of the pronouncement to annual reporting periods beginning after December 15, 2018. An entity should apply the amendments in this update retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying this update recognized at the date of initial application. The Joint Venture is currently evaluating the standard to understand the overall impact it will have on the unaudited condensed financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which amends the FASB Accounting Standards Codification. The objective of the update is to improve financial reporting by increasing transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. It is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early application of the amendments is permitted for all entities. The Joint Venture is currently evaluating the impact that this amended guidance will have on the unaudited condensed financial statements and related disclosures.

11.	SUBSEQUENT EVENTS

On August 7, 2018, Eldorado Resorts, Inc., a Nevada corporation (“Eldorado”) completed its previously announced acquisition of the Joint Venture (the “Acquisition”). The Acquisition was made pursuant to the Interest Purchase Agreement (the “Purchase Agreement”), dated as of April 15, 2018. As a result of the Acquisition, the Joint Venture will be an indirect wholly-owned subsidiary of Eldorado. Eldorado purchased the Joint Venture for $327.5 million, subject to a post-closing working capital adjustment.

In preparing these unaudited condensed financial statements, the Joint Venture has evaluated events and transactions for potential recognition or disclosure through August 24, 2018, the date the Joint Venture’s unaudited condensed financial statements were available to be issued.

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